UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2008
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.

On September 29, 2008, EMCORE Corporation (“EMCORE” or the “Company”) and certain of its subsidiaries entered into a Loan and Security Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Lender”).  The Loan Agreement provides the Company with a revolving credit facility of $25,000,000 that can be used for working capital requirements, letters of credit and other general corporate purposes.

Amounts borrowed under the Loan Agreement may be repaid and reborrowed through September 29, 2011 or the last day of any renewal term, at which time all amounts outstanding become due and payable.  Outstanding loans may be prepaid without penalty or premium, except that the Company is required to pay a prepayment fee if all loans outstanding under the Loan Agreement are prepaid before September 29, 2009 and the Company terminates the Loan Agreement, and the Company must pay the cost and expense incurred by the Lender as a result of any full or partial prepayment of a LIBOR rate loan that is made on any day other than the last day of the relevant interest period for such LIBOR rate loan.

EMCORE may elect that the loans comprising each borrowing bear interest at a rate per annum equal to (i) the prime rate of the Lender in effect from time to time, or (ii) the LIBOR rate for the applicable interest period plus 2.0%.  Interest is payable each month in arrears.  Under the Loan Agreement, the Company also pays the Lender certain fees, including, without limitation, a fee based on the portion of the credit facility that is unused.

The loan is  secured by certain assets of  the Company and its subsidiaries, and is subject to a borrowing base formula.  The Loan Agreement contains customary representations and warranties, and affirmative and negative covenants.  The Loan Agreement also contains financial covenants that require the Company to maintain a minimum fixed charge coverage ratio and minimum EBITDA, and contains certain events of default that are customary for loan agreements of this type.

ITEM 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-BalanceSheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Loan Agreement is incorporated by reference into this Item 2.03.

ITEM 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated October 3, 2008, issued by EMCORE Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: October 3, 2008	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer

[ EXHIBIT INDEX ]

Exhibit Number	Description
99.1	Press release, dated October 3, 2008, issued by EMCORE Corporation